SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 16, 2004

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-22461 (Commission File No.)	38-3088340 (IRS Employer Identification No.)

135 East Maumee Street, Adrian, Michigan (Address of Principal Executive Offices)		49221 (Zip Code)

(517) 265-5144
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

        Effective March 16, 2004, upon the recommendation of the Registrant’s Audit Committee, the Board of Directors of the Registrant elected to engage Plante & Moran, PLLC (“Plante & Moran”) as its new independent accountant to audit the Registrant’s financial statements for its current fiscal year and replace Crowe Chizek and Company LLC (“Crowe Chizek”).

        Crowe Chizek’s audit reports on the Registrant’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years and through the date of the event requiring the filing of this Form 8-K (the “Reporting Period”), there were no disagreements with Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Crowe Chizek’s satisfaction, would have caused Crowe Chizek to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s consolidated financial statements. Also, during the Reporting Period, there were no reportable events as described in Item 304(a)(i)(v) of the Securities and Exchange Commission’s Regulation S-K.

        The Company has provided a copy of the foregoing statements to Crowe Chizek. Attached as Exhibit 16 is a copy of Crowe Chizek’s letter to the Securities and Exchange Commission, dated _______, 2004.

        From January 1, 2002, through the date of the engagement of Plante & Moran, neither the Registrant nor anyone acting on its behalf consulted Plante & Moran regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements, (iii) any matter that was the subject of a disagreement with the Registrant’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, or (iv) any matter that was the subject of a Reportable Event, as defined in Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

16	Letter from Crowe Chizek and Company LLC regarding change in certifying accountant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 23, 2004	PAVILION BANCORP, INC.
	By:	/s/ Pamela S. Fisher Pamela S. Fisher Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 16	Letter from Crowe Chizek and Company LLC regarding change in certifying accountant.

* - To be filed by Amendment.